As filed with the Securities and Exchange Commission on June 1, 2011
Registration No. 333-168464
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Teleflex Incorporated
(Exact name of registrant as specified in its charter)

Delaware	23-1147939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 South Limerick Road
Limerick, Pennsylvania 19468
(610) 948-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Laurence G. Miller
Executive Vice President, General Counsel, Secretary and Chief Administrative Officer
155 South Limerick Road
Limerick, Pennsylvania 19468
Tel.: (610) 948-5100
Fax: (610) 948-5101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Roxane F. Reardon
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Tel: (212) 455-2000
Fax: (212) 455-2502

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Proposed
Securities to be Registered	Registered	Per Share	Offering Price	Registration Fee
Debt Securities	(2)	(2)	(2)	(3)
Guarantees of Debt Securities	(4)	(4)	(4)	(4)
Common Stock, par value $1 per share	(2)	(2)	(2)	(3)
Preference Stock, par value $1 per share(1)	(2)	(2)	(2)	(3)
Depositary Shares	(2)	(2)	(2)	(3)
Warrants	(2)	(2)	(2)	(3)
Purchase Contracts	(2)	(2)	(2)	(3)
Units	(2)	(2)	(2)	(3)

(1)	The preference stock may be issued from time to time in one or more series, including, but not limited to, series to designated as “preferred stock”.
(2)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of debt securities, guarantees of debt securities, common stock, preference stock, depositary shares, warrants, purchase contracts and units are being registered as may from time to time be issued at indeterminate prices. The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.
(3)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.
(4)	Pursuant to Rule 457(n), no separate registration fee is payable with respect to the guarantees of debt securities.

EXPLANATORY NOTE

This registration statement is a post-effective amendment to the registration statement on Form S-3 of Teleflex Incorporated, Inc. (File No. 333-168464) (the “Registration Statement”). This post-effective amendment to the Registration Statement is being filed for the purposes (i) adding the entities listed in the table below (the “Subsidiary Guarantors”) as additional registrants under the Registration Statement; (ii) adding guarantees by the Subsidiary Guarantors of debt securities of Teleflex Incorporated as additional securities to be offered under the prospectus included herein, which replaces the prospectus in the Registration Statement; and (iii) filing additional exhibits to the Registration Statement under Item 16 of Part II thereof.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

				Address Including Zip
				Code and Telephone
			Industrial	Number Including Area
	State or Other	I.R.S. Employer	Classification	Code of Registrant
Exact Name of Guarantor as	Jurisdiction of	Identification	Code	Guarantor’s Principal
Specified in its Charter	Organization	Number	Number	Executive Offices

Airfoil Technologies International-California, Inc.	DE	95-4287276	9999	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Airfoil Technologies International-Ohio, Inc.	DE	34-1524431	9999	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Arrow International Investment Corp.	DE	51-0318940	6719	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Arrow International, Inc.	PA	23-1969991	3841	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Arrow Interventional, Inc.	DE	23-2766329	3841	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Arrow Medical Products, Ltd.	PA	23-2380290	9999	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Specialized Medical Devices, LLC	DE	20-8761475	3841	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Technology Holding Company	DE	04-2817511	6719	Delaware Management Services Little Falls Centre II 2751 Centerville Road Suite 310 Wilmington, DE 19808 Telephone: (302) 225-5194

Technology Holding Company II	DE	23-2365446	6719	Delaware Management Services Little Falls Centre II 2751 Centerville Road Suite 310 Wilmington, DE 19808 Telephone: (302) 225-5194

				Address Including Zip
				Code and Telephone
			Industrial	Number Including Area
	State or Other	I.R.S. Employer	Classification	Code of Registrant
Exact Name of Guarantor as	Jurisdiction of	Identification	Code	Guarantor’s Principal
Specified in its Charter	Organization	Number	Number	Executive Offices

Technology Holding Company III	DE	51-0375996	6719	Delaware Management Services Little Falls Centre II 2751 Centerville Road Suite 310 Wilmington, DE 19808 Telephone: (302) 225-5194

Teleflex Holding Company II	DE	75-3181424	9999	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

Teleflex Medical Incorporated	CA	95-1867330	3841	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

TFX Equities Incorporated	DE	23-2494396	6719	Delaware Management Services Little Falls Centre II 2751 Centerville Road Suite 310 Wilmington, DE 19808 Telephone: (302) 225-5194

TFX Group LLC	DE	14-1922524	9999	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

TFX International Corporation	DE	51-0234032	6719	Consolidated Services Limited 3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda, Telephone: (441) 295-8313

TFX Medical Wire Products, Inc.	DE	41-1820485	3841	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

TFX North America Inc.	DE	02-0622705	6719	Consolidated Services Limited 3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda, Telephone: (441) 295-8313

The Stepic Medical Distribution Corporation	NY	54-2070748	9999	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

VasoNova, Inc.	DE	20-3890775	3845	155 South Limerick Road Limerick, PA 19468 Telephone: (610) 948-5100

No changes or additions are being made hereby to any other item in Part II of the Registration Statement. Therefore, such other items have been omitted from this post-effective amendment. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the U.S. Securities and Exchange Commission.

Teleflex Incorporated

Debt Securities
Guarantees of Debt Securities
Common Stock
Preference Stock
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer and sell, from time to time, in one or more offerings, any of the following securities:

•	debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries,

•	warrants to purchase debt securities;

•	shares of our common stock;

•	warrants to purchase common stock;

•	shares of our preference stock;

•	depositary shares;

•	purchase contracts;

•	units; or

•	any combination of these securities.

In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preference stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.

Our common stock is listed on the New York Stock Exchange under the symbol “TFX.” Each prospectus supplement will indicate if the securities offered thereby will be listed on a securities exchange.

This prospectus provides a general description of these securities. We will provide the specific terms of the securities, including the names of any selling stockholders, if applicable, in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K (as it may be updated in our most recent quarterly report on Form 10-Q) filed with the Securities and Exchange Commission.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2011.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preference stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. We also include in the prospectus supplement where applicable, information about material United States federal income tax considerations relating to the securities. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context indicates otherwise, as used in this prospectus: (i) “the Company,” “us,” “we,” “our” and “Teleflex” refer to Teleflex Incorporated and its consolidated subsidiaries and their respective predecessors and (ii) “this prospectus” refers to this prospectus and any applicable prospectus supplement.

i

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 (including the portions of our Proxy Statement on Schedule 14A for our 2010 annual meeting of stockholders filed with the SEC on March 26, 2010 that are incorporated by reference therein), except with respect to Items 1, 2, 6, 7 and 8, which have been superseded by our Current Report on Form 8-K filed on June 1, 2011 that reports our marine business and our cargo container business as discontinued operations and adds certain financial information with respect to the guarantors;

•	our Quarterly Report on Form 10-Q for the quarter ended March 27, 2011, as updated by our Current Report on Form 8-K filed on June 1, 2011 to add certain financial information with respect to the guarantors.

•	our Current Reports on Form 8-K filed on January 31, 2011 (with respect to Item 5.02), February 22, 2011, February 25, 2011, March 10, 2011, March 28, 2011, April 28, 2011, May 2, 2011 and June 1, 2011; and

•	the description of our common stock on Form 8-A/A filed on March 16, 1994, as it may be amended or supplemented from time to time.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings unless otherwise stated.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Teleflex Incorporated
Attn: Jake Elguicze, Vice President Investor Relations
155 South Limerick Road
Limerick, PA 19468
(610) 948-2836

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements made in this prospectus, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business and the industry and markets in which we operate. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements due to a number of factors, including:

•	our ability to comply with government regulation to which we are subject;

•	changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments;

•	demand for and market acceptance of new and existing products;

•	our ability to resolve, to the satisfaction of the U.S. Food and Drug Administration (FDA), the issues identified in the corporate warning letter issued to Arrow International, Inc.;

•	our ability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with expectations;

•	our ability to effectively execute our restructuring programs;

•	the impact of recently passed healthcare reform legislation and changes in Medicare, Medicaid and third-party coverage and reimbursements;

•	competitive market conditions and resulting effects on revenues and pricing;

•	increases in raw material costs that cannot be recovered in product pricing;

•	global economic factors, including currency exchange rates and interest rates;

•	difficulties entering new markets; and

•	general economic conditions.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operation and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

You should not place undue reliance on forward-looking statements. Such statements speak only as to the date on which they are made, and we undertake no obligation to update or revise any forward-looking statement, regardless of future developments or availability of new information.

OUR COMPANY

We are principally a global provider of medical technology products that enable healthcare providers to improve patient outcomes, reduce infections and enhance patient and provider safety. We primarily develop, manufacture and supply single-use medical devices used by hospitals and healthcare providers in more than 130 countries and are not dependent upon any one end-market or procedure.

We are focused on achieving consistent, sustainable and profitable growth through:

•	the development of new products;

•	the expansion of the use of existing products in existing markets;

•	the introduction of existing products into new geographic markets; and

•	selected acquisitions, licensing agreements and partnerships which enhance or expedite our development initiatives and our ability to increase our market share.

Furthermore, we believe our research and development capabilities and our commitment to engineering excellence and lean, low-cost manufacturing allow us to consistently bring cost effective, innovative products to market that improve the safety, efficacy, and quality of healthcare. We provide a broad-based platform of medical products, which we categorize into four end-user product groups: Critical Care, Surgical Care, Cardiac Care and Original Equipment Manufacturer (“DEM”) and Development Services.

While we are committed to becoming exclusively a medical technology company, we continue to serve a niche segment of aerospace markets with specialty engineered products. We expect to strategically divest the remaining businesses in our Aerospace Segment from time to time.

Our Medical Segment brands include:

Product Group	Brands

Critical Care	Arrow, Gibeck, HudsonRCI, Rüsch, Sheridan and VasoNova
Surgical Care	Deknatel, Pleur-evac, Pilling, Taut and Weck
Cardiac Care	Arrow
OEM and Development Services	Beere Medical, KMedic, Specialized Medical Devices, Deknatel and TFXOEM

Our common stock is publicly traded on the New York Stock Exchange under the symbol “TFX.”

Teleflex Incorporated is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 155 South Limerick Road, Limerick, Pennsylvania 19468, and our telephone number at this location is (610) 948-5100. Our website is www.teleflex.com. Information on our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks. Before deciding whether to purchase any of our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. In the case of a sale of our common stock or preference stock by any selling stockholders, we will not receive any of the proceeds from such a sale.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. During the periods indicated, we had no outstanding shares of preference stock, and accordingly, our historical ratio of earnings to fixed charges is the same as our ratio of earnings to fixed charges and preference dividends in all periods.

Earnings available for fixed charges consist of pre-tax earnings from continuing operations before income or loss from equity investees, fixed charges, distributed earnings of equity investees and amortization of capitalized interest, reduced by non-controlling interest income or loss. Fixed charges consist of interest expense, amortization of debt discount and expenses and the portion of rental expense estimated to be the equivalent of interest.

	Three Months Ended
	March 27,	March 28,	Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	2.5	3.3	2.4	2.7	1.8	1.4	2.1

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture between us and Wells Fargo Bank, N.A., as trustee under which the debt securities will be issued. We have filed a form of indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	whether the debt securities will be guaranteed and the terms of any such guarantees;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

•	whether securities issued by us will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

•	the terms and conditions, if any, upon which the series of debt securities will be convertible into or exchangeable for other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	the maturity date(s);

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

•	the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

•	provisions related to redemption or early repayment of the debt securities of our option;

•	our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the authorized denominations;

•	the form of the debt securities and whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

•	any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any changes in the trustee for such debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

The applicable prospectus supplement will discuss certain U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange rate and conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange rate; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing entity or (2) the successor person to which our assets are transferred is a corporation, trust, limited liability company, partnership or other entity organized under the laws of any domestic or foreign jurisdiction and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, lease or transfer or other disposition of all or substantially all of our assets.

The applicable prospectus supplement will describe any modifications of this covenant.

Events of Default

The term “Event of Default,” when used in the indenture with respect to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, upon any repurchase, by declaration or otherwise;

•	failure to make sinking fund payments, if any, when due in respect of that series;

•	failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officers’ certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to certain events in our bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for expenses and liabilities that may be incurred by bringing the action satisfactory to the trustee;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing upon the occurrence of any such default.

Transfer and Exchange

Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the subheading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

•	the conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on

•	and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor person of our obligations;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the holders’ rights thereunder in any material respect or to surrender any right or power conferred upon us under the indenture;

•	provide for addition of collateral or guarantees for the benefit of debt securities of any series or add an additional guarantor or obligor under the indenture;

•	add any additional Events of Default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	provide for uncertificated securities in addition to or in place of certificated securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act;

•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	conform any provision of the indenture, the securities of any series or any related guarantees or security documents to the description of such securities contained in the applicable prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents; and

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning our Relationship with the Trustee

From time to time, we and our subsidiaries may maintain ordinary banking and credit relationships with Wells Fargo Bank, N.A. and its affiliates.

DESCRIPTION OF GUARANTEES OF CERTAIN DEBT SECURITIES

Debt securities may be fully and unconditionally guaranteed by certain of our domestic subsidiaries, if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. Any guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary. You should keep in mind, however, that it is our Restated Certificate of Incorporation, including any certificates of designations that are a part of our Restated Certificate of Incorporation, our Amended and Restated Bylaws and the Delaware General Corporation Law (“DGCL”), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation, including any certificates of designations, and our Amended and Restated Bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Our authorized capital stock consists of 200.5 million shares, of which 200 million shares are designated as common stock, with a par value of $1 per share, 500,000 shares are designated as preference stock, with a par value of $1 per share.

Common Stock

Voting Rights.  Each holder of our common stock is entitled to one vote per share held of record on all matters as to which stockholders are entitled to vote. There are no cumulative voting rights in the election of directors. The quorum required at any stockholders’ meeting for consideration of any matter is a majority of the issued and outstanding shares of our common stock, represented in person or by proxy. Generally, all matters submitted to a meeting of stockholders will be decided by the vote of the holders of record of a majority of the issued and outstanding shares of our common stock present at such meeting, represented in person or by proxy.

Dividend Rights.  Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preference stock and any other provisions of our Restated Certificate of Incorporation.

Rights Upon Liquidation.  In the event of any liquidation, dissolution or winding up, the holders of our common stock are entitled, after payment of all of our obligations, and subject to the rights of holders of shares of any outstanding preference stock, to receive pro rata any assets distributable to stockholders in respect of shares held by them.

Miscellaneous.  All of the outstanding shares of our common stock are fully paid and non-assessable. Holders of common stock have no preemptive or other rights to subscribe for additional shares. No shares of common stock are subject to redemption or a sinking fund.

Listing.  Our common stock is listed on the NYSE under the symbol “TFX.” On May 26, 2011 the last reported sale price of our common stock on the New York Stock Exchange was $61.40 per share.

Common Stock Available for Issuance Under Stock Plans.  We have two stock-based compensation plans under which equity-based awards may be made. Our 2000 Stock Compensation Plan (the “2000 plan”) provides for the granting of incentive and non-qualified stock options and restricted stock units to directors, officers and key employees. Under the 2000 plan, we are authorized to issue up to four million shares of common stock, but no more than 800,000 of those shares may be issued as restricted stock. Options granted under the 2000 plan have an exercise price equal to the average of the high and low sales prices of our common stock on the date of the grant, rounded to the nearest $0.25. Generally, options granted under the 2000 plan are exercisable three to five years after the date of the grant and expire no more than ten years after the grant. Outstanding restricted stock units generally vest in one to three years. Outstanding restricted stock units generally vest in one to three years. In 2010, we granted restricted stock units representing 169,751 shares of common stock under the 2000 plan. As of December 31, 2010, 301,504 shares were available for future grant under the 2000 plan.

Our 2008 Stock Incentive Plan (the “2008 plan”) provides for the granting of various types of equity-based awards to directors, officers and key employees. These awards include incentive and non-qualified stock options, stock appreciation rights, stock awards and other stock-based awards. Under the 2008 plan, we are authorized to issue up to 2.5 million shares of common stock, but grants of awards other than stock options and stock appreciation rights may not exceed 875,000 shares. Options granted under the 2008 plan have an exercise price equal to the closing price of our common stock on the date of grant. In 2010, we granted incentive and non-qualified options to purchase 599,042 shares of common stock under the 2008 plan. As of December 31, 2010, 1,591,016 shares were available for future grant under the 2008 plan.

Certain Effect of Authorized but Unissued Capital Stock.  As of May 16, 2011, we had approximately 159,340,159 shares of common stock authorized but not issued and outstanding and therefore available for future issuance. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on our capital stock.

The existence of unissued and unreserved shares of common stock may enable our board of directors to issue shares to persons friendly to current management. In addition, if we issue preference stock, such an issuance could render more difficult or discourage a third party’s attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management, and could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Transfer Agent.  The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preference Stock

Our board of directors has the authority, without further action by shareholders, to issue up to 500,000 shares of preference stock in one or more series. The holders of our preference stock do not have the right to vote, except as our board of directors establishes, or as provided in our Restated Certificate of Incorporation or as determined by state law.

The board of directors has the authority to determine the terms of each series of preference stock, within the limits of our Restated Certificate of Incorporation, our Amended and Restated Bylaws and the laws of the state of Delaware. These terms include the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption, conversion or exchange rights and voting rights, if any.

Effects on Our Common Stock if We Issue Preference Stock

If we issue preference stock, it may negatively affect the holders of our common stock. These possible negative effects include the following:

•	diluting the voting power of shares of our common stock;

•	affecting the market price of our common stock;

•	delaying or preventing a change in control of Teleflex;

•	making removal of our present management more difficult; or

•	restricting dividends and other distributions on our common stock.

Specific Provisions of Our Charter and Bylaws and Delaware Law

Restated Certificate of Incorporation; Amended and Restated Bylaws

Constitution of Board of Directors.  Our Amended and Restated Bylaws provide that the board of directors must consist of not less than 6 and not more than 15 directors.

Removal of Directors; Vacancies; Newly Created Directorships.  Our Restated Certificate of Incorporation provide that no director can be removed except for cause and (i) upon the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote generally in the election of directors or (ii) upon the majority vote of the entire board of directors. Any vacancies on our board of directors or newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by our stockholders.

Calling of Special Meetings of Stockholders.  Our Amended and Restated Bylaws provide that special meetings of stockholders can be called at any time by the board of directors. In addition, stockholders are not entitled to call a special meeting of the stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nomination.  Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to propose other business to be considered by the stockholders at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary or assistant corporate secretary at our principal executive offices. Generally, to be timely, a stockholder’s notice regarding the nomination of candidates for election of directors or the proposal of other business to be considered by the stockholders at an annual meeting of stockholders must be delivered to the corporate secretary not less than ninety days nor more than one hundred and twenty days prior to the first anniversary date of the preceding year’s annual meeting. If the date of the annual meeting is convened more than thirty days before or more than sixty days after such anniversary date, the stockholder’s notice will be timely if it is delivered not earlier than the one hundred and twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of such meeting is first made.

Generally, to be timely, a stockholder’s notice regarding the nomination of candidates for election of directors at a special meeting of stockholders must be delivered to the corporate secretary not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Amendment.  Pursuant to the Delaware General Corporation Law, our Restated Certificate of Incorporation may generally be amended by the adoption of a resolution by our board of directors setting forth the proposed amendment, declaring its advisability and submitting the proposed amendment for approval by the affirmative vote of the holders of a majority of the voting power of the outstanding stock.

Our Amended and Restated Bylaws may generally be amended by the holders of a majority of the voting power of the outstanding stock. The provisions of our Amended and Restated Bylaws may also be amended by the board of directors by an affirmative vote of a majority of the board of directors.

In addition, our Restated Certificate of Incorporation provides that certain specified provisions of our Amended and Restated Bylaws cannot be altered, amended, supplemented or repealed except by the affirmative vote of at least 80% of the outstanding stock.

Limitation of Liability; Indemnification.  The Delaware Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for breaches of directors’ fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends or stock repurchases and redemptions, or (iv) for transactions from which the director derived an improper personal benefit.

Our Restated Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided under the Delaware General Corporation Law. The effect of these provisions is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director except in certain limited situations. These provisions do not limit or eliminate rights of us or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s fiduciary duty of care.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.

Anti-Takeover Provisions.  Our Restated Certificate of Incorporation requires the approval of the holders of 80% of the outstanding shares of all classes of capital stock voting together as a single class for certain transactions between the Company and a “Related Person” involving securities or other property having a fair market value greater than $500,000. A “Related Person” is any person (other than the Company or any subsidiary) who is the beneficial owner of 10% or more of the Company’s outstanding shares of capital stock entitled to vote generally in the election of directors, considered for such purpose as a single class.

The transactions requiring such supermajority shareholder approval include (i) any merger or consolidation of the Company with or into any other person or any merger of any other person into the Company, (ii) any sale, lease, exchange or other disposition by the Company of all or any substantial part of its assets to or with any other person, or (iii) the issuance or transfer by the Company or any subsidiary of the Company of any securities of the Company having voting power to any other person in exchange for securities, cash or other property or a combination thereof.

The 80% shareholder voting requirement does not apply to any such transactions, if, prior to the time that the Related Person became a Related Person, the Company’s board of directors shall by resolution have approved a memorandum of understanding with such Related Person setting forth, at least generally, the substance of the terms on which such transaction shall thereafter be consummated.

Our Restated Certificate of Incorporation also contains a “fair price” provision, which is designed to insure that minority shareholders who do not dispose of all of their Company stock in a takeover tender offer to acquire the Company will not later be forced to sell or exchange their shares at a lower price or receive a less desirable form of consideration.

The primary purpose of the above described provisions of our Restated Certificate of Incorporation is to discourage other persons from attempting to acquire control of the Company through the acquisition of a substantial number of shares of capital stock followed by a forced merger, sale of assets or similar transaction without negotiating with management. The provisions also may serve to reduce the danger of possible conflicts of interest between a substantial shareholder on the one hand and the Company and its other shareholders on the other.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203, which we have not done;

•	prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at the time of or after the person became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The term “business combination” is defined generally to include, among other things, mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries, transactions which increase an interested stockholder’s percentage ownership of stock and the receipt by an interested stockholder of a disproportionate financial benefit provided by or through the corporation or its majority-owned subsidiaries.

The term “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock or preference stock. If we do so, we will issue fractional interests in our debt securities, common stock or preference stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock, a fraction of a share of a particular series of preference stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities, and shares of common stock and preference stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preference stock represented by the depositary share, to all the rights and preferences of the debt security, common stock, or preference stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or preference stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preference stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security, common stock or a series of preference stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock or preference stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preference stock. Whenever we redeem debt securities or shares of common stock or preference stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preference stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Exercise of Rights under the Indentures or Voting the Common Stock or Preference Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preference stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preference stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preference stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preference stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preference stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preference stock, as the case may be.

We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preference stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preference stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preference stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preference stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

DESCRIPTION OF UNITS

We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell any series of debt securities, guarantees of debt securities, common stock, preference stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters, brokers or dealers, or through a combination of any such methods of sale. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preference stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The prospectus supplement will set forth the terms of the offering, including the names of any selling stockholders, underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or the selling stockholders from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. The maximum compensation to be received by any participating Financial Industry Regulatory Authority (“FINRA”) member will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415 under this prospectus. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we and/or the selling stockholders may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we and/or the selling stockholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We and/or the selling stockholders may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We will identify the specific plan of distribution, including any selling stockholders, underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement. In case of any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

VALIDITY OF THE SECURITIES

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities will be passed upon for us by our counsel, Simpson Thacher & Bartlett LLP, New York, New York, except with respect to the validity of the guarantees issued by the subsidiary guarantors incorporated in the Commonwealth of Pennsylvania, which will be passed upon for us by Laurence G. Miller, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of Teleflex Incorporated.

EXPERTS

The financial statements and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Teleflex Incorporated’s Current Report on Form 8-K dated June 1, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15.	Indemnification of Directors and Officers.

Teleflex Incorporated maintains directors’ and officers’ liability insurance that insures any person who is a director or officer of Teleflex Incorporated and each of the other registrants against any liability incurred by him or her in any such capacity or arising out of his or her status as a director or officer.

Registrants Incorporated or Organized in Delaware

Teleflex Incorporated, Airfoil Technologies International-California, Inc., Airfoil Technologies International-Ohio, Inc., Arrow International Investment Corp., Arrow Interventional, Inc., Technology Holding Company, Technology Holding Company II, Technology Holding Company III, Teleflex Holding Company II, TFX Equities Incorporated, TFX International Corporation, TFX Medical Wire Products, Inc. and TFX North America Inc. are incorporated in the State of Delaware and Specialized Medical Devices, LLC, TFX Group LLC and VasoNova, Inc. are organized under the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the companies listed above pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to eliminate or limit the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, provided that such a provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the director derived an improper personal benefit.

Article THIRTEENTH of Teleflex Incorporated’s Restated Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, Teleflex Incorporated’s directors shall not be personally liable to Teleflex Incorporated or its stockholders for monetary damages for breach of their fiduciary duty as directors. Article 10 of the Certificate of Incorporation of Airfoil Technologies International-Ohio, Inc. provides that no director of Airfoil Technologies International-Ohio, Inc. shall be liable to Airfoil Technologies International-Ohio, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Airfoil Technologies International-Ohio, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of Arrow International Investment Corp.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, Arrow International Investment Corp.’s directors shall not be liable to Arrow International Investment Corp. or its stockholders for monetary damages for breach of their fiduciary duty as directors. Article EIGHTH of Arrow Interventional, Inc.’s Certificate of Incorporation provides that no director of Arrow Interventional, Inc. shall be liable to Arrow Interventional, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Arrow Interventional, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article 9 of Teleflex Holding Company II’s Certificate of Incorporation provides that no director of Teleflex Holding Company II shall be liable to Teleflex Holding Company II or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Teleflex Holding Company II or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article EIGHTH of TFX Medical Wire Products, Inc.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, no director of TFX Medical Wire Products, Inc. shall be personally liable to TFX Medical Wire Products, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Article SEVENTH of the TFX North America Inc.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, no director of TFX North America Inc. shall be personally liable to TFX North America Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Article SIXTH of VasoNova, Inc.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, no director of VasoNova, Inc. shall be liable to VasoNova, Inc. or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee or agent of the corporation (or person serving at the request of the corporation in such capacity in another enterprise) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article V of Teleflex Incorporated’s Amended and Restated Bylaws provides generally that Teleflex Incorporated will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was or has agreed to become Teleflex Incorporated’s director, officer or employee or is or was serving at Teleflex Incorporated’s request as a director, officer, employee, agent or similar functionary of another enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding, subject to the conditions substantively similar to those in Section 145 to the DGCL, described above. Article IV of Airfoil Technologies International-California, Inc.’s Bylaws provides generally that Airfoil Technologies International-California, Inc. shall, to the extent permissible under the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Airfoil Technologies International-California, Inc. or is or was serving as a director or officer at another enterprise at the request of Airfoil Technologies International-California, Inc., against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article VII of Airfoil Technologies International-Ohio, Inc.’s Bylaws provides generally that Airfoil Technologies International-Ohio, Inc. shall, to the extent permitted by the DGCL, indemnify its officers, directors, employees and agents. Article VI of Arrow International Investment Corp.’s Bylaws provides generally that Arrow International Investment Corp. shall, to the fullest extent permitted by law, indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Arrow International Investment Corp. or is or was serving as a director or officer at another corporation, partnership, joint venture, trust or other enterprise at the request of Arrow International Investment Corp., against all liability and loss suffered and expenses reasonably incurred by such person. Article VI of Arrow Interventional. Inc.’s Bylaws provides generally that under certain circumstances, Arrow Interventional Inc. shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Arrow Interventional. Inc. or is or was serving as a director or officer at another corporation, partnership, joint venture, trust or other enterprise at the request of Arrow Interventional. Inc., against expenses (including attorney’s fees), actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Arrow Interventional Inc. Article IV of Technology Holding Company’s Bylaws provides generally that Technology Holding Company shall, to the extent permissible under the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Technology Holding Company or is or was serving as a director or officer at another enterprise at the request of Technology Holding Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article IV of Teleflex Holding Company II’s Bylaws provides generally that Teleflex Holding Company II shall, except to the extent prohibited by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Teleflex Holding Company II or is or was serving as a director or officer at another corporation, partnership, joint venture, trust or other enterprise at the request of Teleflex Holding Company II, against expenses (including attorney’s fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding. Article IV of TFX Equities Incorporated’s Bylaws provides generally that TFX Equities Incorporated shall, to the extent permissible under the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TFX Equities Incorporated or is or was serving as a director or officer at another enterprise at the request of TFX Equities Incorporated, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article NINTH of TFX North America Inc.’s Certificate of Incorporation provides generally that TFX North America Inc. shall, to the extent permitted by law, fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TFX North America Inc. or is or was serving as a director or officer at another corporation, partnership, joint venture, trust or other enterprise at the request of TFX North America Inc. Article VI of TFX North America Inc.’s Bylaws provides that, to the full extent permitted by Section 145 of the DGCL, TFX North America Inc. shall indemnify its officers and directors and the officers and directors of its subsidiaries. Article IV of VasoNova, Inc.’s By-laws provides generally that VasoNova, Inc. shall, to the extent permitted by law, fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is the legal representative, is or was or has agreed to become a director or officer of VasoNova, Inc., or is or was serving or has agreed to serve at the request of VasoNova, Inc. as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of VasoNova, Inc., or is or was serving at the request of VasoNova, Inc. as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding, or any inquiry or investigation that could lead to such a proceeding, and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the VasoNova, Inc., and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.

Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving in such capacity at the request of the corporation for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the Section 145 of the DGCL. Article V of Teleflex Incorporated’s Amended and Restated Bylaws requires that Teleflex Incorporated purchase and maintain insurance to protect Teleflex Incorporated and any person who is or was or has agreed to become Teleflex Incorporated’s director or officer or is or was serving at Teleflex Incorporated’s request as a director, officer, employee, agent or similar functionary of another enterprise against any expense, liability or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not Teleflex Incorporated would have the power to indemnify him or her against such liability under the provisions of Article V of the Bylaws, provided that such insurance is available on acceptable terms, as determined by a vote of a majority of the entire Board of Directors. Teleflex Incorporated has purchased directors’ and officers’ liability insurance.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in a company’s limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 10 of the Limited Liability Company Agreement of Specialized Medical Devices, LLC provides generally that Specialized Medical Devices, LLC shall indemnify and hold harmless, to the fullest extent permitted by law, each of its members, officers, agents, partners, employees and counsels (and affiliates thereof) from and against any and all losses, claims, damages, liabilities, expenses and other amounts arising from all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which a person may be involved, or threatened to be involved, as a party or otherwise, arising from such person’s status as a member, officer, agent, partner or employee (or affiliate thereof), as applicable, of Specialized Medical Devices, LLC; provided, however, no such person shall be indemnified for any costs which proximately result from the person’s fraud, bad faith or willful misconduct. Section 10 of the Limited Liability Company Agreement of TFX Group LLC provides generally that TFX Group LLC shall indemnify and hold harmless, to the fullest extent permitted by law, each of its members, officers, agents, partners, employees and counsels (and affiliates thereof) from and against any and all losses, claims, damages, liabilities, expenses and other amounts arising from all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which a person may be involved, or threatened to be involved, as a party or otherwise, arising from such person’s status as a member, officer, agent, partner or employee (or affiliate thereof), as applicable, of TFX Group LLC; provided, however, no such person shall be indemnified for any costs which proximately result from the person’s fraud, bad faith or willful misconduct.

Registrants Incorporated in Pennsylvania

Arrow International, Inc. and Arrow Medical Products, Ltd. are incorporated in the Commonwealth of Pennsylvania.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Section 1741 provides that a corporation, unless otherwise restricted in its bylaws, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 1742 provides that a corporation, unless otherwise restricted in its bylaws, shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and the determination will be made by (i) the board of directors by a majority vote of a quorum of directors who were not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 provides that expenses incurred by a representative in defending any action or proceeding referred to in Subchapter 17D of the BCL may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Section 1747 also grants a corporation, unless otherwise restricted in its bylaws, the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability incurred by him or her in his or her capacity as a representative, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17D of the BCL.

Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Article 8 of Arrow International, Inc.’s Amended and Restated Articles of Incorporation provides that subject to certain conditions, Arrow International, Inc. will, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Arrow International, Inc., or is or was serving at Arrow International, Inc.’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or entity, against all liability, loss and expense (including attorney’s fees and amounts paid in settlement), actually and reasonably incurred by such person in connection with such proceeding. Article IX of Arrow International Inc.’s Bylaws provides generally that no director of Arrow International Inc. shall be personally liable for monetary damages for any action taken or any failure to take action unless (a) the director has breached or failed to perform the duties of his or her office and (b) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

Registrant Incorporated in California

Teleflex Medical Incorporated is incorporated in the state of California. Section 317 of the California General Corporation Law provides that a California corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of a derivative action, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for these expenses which the court shall deem proper. Section 317 further provides that to the extent that the director, officer, employee or agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in the defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually or reasonably incurred by him or her in connection with such defense.

Article VI of Teleflex Medical Incorporated’s Amended and Restated Articles of Incorporation provides that to the fullest extent permissible under California law, the liability of the directors of Teleflex Medical Incorporated for monetary damages shall be eliminated. Article IV of Teleflex Medical Incorporated’s Amended and Restated Bylaws provides generally that, to the full extent permitted by applicable law, Teleflex Medical Incorporated shall indemnify and hold harmless each agent of Teleflex Medical Incorporated from and against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding.

Registrant Incorporated in New York

Not applicable.

Item 16.	Exhibits.

1	.1*	Form of Underwriting Agreement.

4.1		Articles of Incorporation of the Company (except for Article Thirteenth and the first paragraph of Article Fourth) are incorporated by reference to Exhibit 3(a) to the Company’s Form 10-Q for the period ended June 30, 1985. Article Thirteenth of the Company’s Articles of Incorporation is incorporated by reference to Exhibit 3 of the Company’s Form 10-Q for the period ended June 28, 1987. The first paragraph of Article Fourth of the Company’s Articles of Incorporation is incorporated by reference to Proposal 2 of the Company’s Proxy Statement with an effective date of March 29, 2007 for the Annual Meeting held on May 4, 2007.
4.2		Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 20, 2006).
4.3		Form of Specimen Certificate for the Company’s Common Stock (incorporated by reference to Exhibit 5 to the Company’s Form 8-A12B/A filed on March 16, 1994).
4.4		Indenture (incorporated by reference to Exhibit 4.4 of the Company’s registration statement on Form S-3 filed on August 2, 2010 (Registration No. 333-168464)).
4	.5*	Form of Debt Securities.
4	.6*	Form of Warrant Agreement.
4	.7*	Form of Warrant Certificate.
4	.8*	Form of Depositary Agreement.
4	.9*	Form of Purchase Contract Agreement.
4	.10*	Form of Unit Agreement.
5.1		Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
5.2		Opinion of Laurence G. Miller, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of Teleflex Incorporated (filed herewith).
12.1		Computation of ratios of earnings to fixed charges and preference stock dividends (filed herewith).
23.1		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.2		Consent of Laurence G. Miller, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of Teleflex Incorporated (included in Exhibit 5.2).
23.3		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).
24.1		Omnibus Power of Attorney (filed herewith).
24.2		Power of Attorney (previously filed with this registration statement).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by Teleflex Incorporated pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Teleflex Incorporated’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, State of Pennsylvania, on June 1, 2011.

Teleflex Incorporated

/s/  Richard A. Meier
Richard. A. Meier
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Signature	Capacity

* Benson F. Smith	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Richard A. Meier Richard A. Meier	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Charles Williams	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

* George Babich, Jr.	Director

* Patricia C. Barron	Director

* William R. Cook	Director

* Dr. Jeffrey A. Graves	Director

* Stephen K. Klasko	Director

* Sigismundus W.W. Lubsen	Director

* Stuart A. Randle	Director

Signature	Capacity

* Harold L. Yoh III	Director

* James W. Zug	Director

*By: /s/ Richard A. Meier Richard A. Meier Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Airfoil Technologies International-California, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Airfoil Technologies International-California, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Airfoil Technologies International-Ohio, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Airfoil Technologies International-Ohio, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Arrow International, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Arrow International, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Arrow International Investment Corp.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Arrow International Investment Corp.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Daniel V. Logue
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Arrow Interventional, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Arrow Interventional, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Arrow Medical Products, Ltd.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Arrow Medical Products, Ltd.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Specialized Medical Devices, LLC

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Specialized Medical Devices, LLC

Teleflex Medical Incorporated,
as Sole Member

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Technology Holding Company

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Technology Holding Company

**
Donald J. Bromley
Director

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Christopher C. Jones
Director

**
Charles E. Williams
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Technology Holding Company II

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Technology Holding Company II

**
Donald J. Bromley
Director

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Christopher C. Jones
Director

**
Charles E. Williams
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Technology Holding Company III

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Technology Holding Company III

**
Donald J. Bromley
Director

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Christopher C. Jones
Director

**
Charles E. Williams
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Teleflex Holding Company II

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Teleflex Holding Company II

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

Teleflex Medical Incorporated

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

Teleflex Medical Incorporated

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

TFX Equities Incorporated

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

TFX Equities Incorporated

**
Donald J. Bromley
Director

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Christopher C. Jones
Director

**
Charles E. Williams
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

TFX Group LLC

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

TFX Group LLC

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

TFX International Corporation

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

TFX International Corporation

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Arthur E.M. Jones
Director

**
Don P. Dunstan
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

TFX Medical Wire Products, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

TFX Medical Wire Products, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

TFX North America Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

TFX North America Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Arthur E.M. Jones
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

The Stepic Medical Distribution Corporation

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

The Stepic Medical Distribution Corporation

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director

**
Gregg W. Winter
Director

**By:	/s/ C. Jeffrey Jacobs
C. Jeffrey Jacobs
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Commonwealth of Pennsylvania, on June 1, 2011.

VasoNova, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2011.

VasoNova, Inc.

/s/  C. Jeffrey Jacobs
C. Jeffrey Jacobs
Director

**
Charles E. Williams
Director